Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MAIN STREET ANNOUNCES
FIRST QUARTER 2024 RESULTS

First Quarter 2024 Net Investment Income of $1.05 Per Share

First Quarter 2024 Distributable Net Investment Income(1) of $1.11 Per Share

Net Asset Value of $29.54 Per Share

HOUSTON, May 9, 2024 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) is pleased to announce its financial results for the first quarter ended March 31, 2024. Unless otherwise noted or the context otherwise indicates, the terms “we,” “us,” “our” and the “Company” refer to Main Street and its consolidated subsidiaries.
First Quarter 2024 Highlights
•Net investment income of $89.8 million (or $1.05 per share)
•Distributable net investment income(1) of $94.4 million (or $1.11 per share)
•Total investment income of $131.6 million
•An industry leading position in cost efficiency, with a ratio of total non-interest operating expenses as a percentage of quarterly average total assets (“Operating Expenses to Assets Ratio”) of 1.3% on an annualized basis
•Net increase in net assets resulting from operations of $107.1 million (or $1.26 per share)
•Return on equity(2) of 17.2% on an annualized basis for the quarter and 19.3% for the trailing twelve-month period
•Net asset value of $29.54 per share at March 31, 2024, representing an increase of $0.34 per share, or 1.2%, compared to $29.20 per share at December 31, 2023
•Declared regular monthly dividends totaling $0.72 per share for the second quarter of 2024, or $0.24 per share for each of April, May and June 2024, representing a 6.7% increase from the regular monthly dividends paid in the second quarter of 2023
•Declared and paid a supplemental dividend of $0.30 per share, resulting in total dividends paid in the first quarter of 2024 of $1.02 per share and representing a 20.0% increase from the total dividends paid in the first quarter of 2023 and a 4.1% increase from the total dividends paid in the fourth quarter of 2023

•Completed $91.8 million in total lower middle market (“LMM”) portfolio investments, including an investment of $12.8 million in a new LMM portfolio company, which after aggregate repayments of debt principal and return of invested equity capital from several LMM portfolio investments resulted in a net increase of $67.0 million in the total cost basis of the LMM investment portfolio
•Completed $154.5 million in total private loan portfolio investments, which after aggregate repayments of debt principal from several private loan portfolio investments, return of invested equity capital from a private loan portfolio investment and a decrease in cost basis due to realized losses on several private loan portfolio investments resulted in a net increase of $54.9 million in the total cost basis of the private loan investment portfolio
•Net decrease of $21.9 million in the total cost basis of the middle market investment portfolio from net investment activity
•Further diversified our capital structure by issuing $350.0 million of 6.95% senior unsecured notes due March 1, 2029 (the “March 2029 Notes”)

In commenting on the Company’s operating results for the first quarter of 2024, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are extremely pleased with our performance in the first quarter, which resulted in continued strong operating results highlighted by a return on equity of 17.2%, net investment income per share and distributable net investment income per share that significantly exceeded the dividends paid to our shareholders and a new record for net asset value per share for the seventh consecutive quarter. These results demonstrate the continued and sustainable strength of our overall platform, the benefits of our differentiated and diversified investment strategies, the unique contributions of our asset management business and the continued underlying strength and quality of our portfolio companies. We are also pleased that we generated growth in both our lower middle market and private loan investment portfolios in the first quarter and ended the quarter with attractive investment pipelines in both investment strategies, which we believe will be helpful as we work to maintain our positive momentum from the last few quarters into the future.”

Mr. Hyzak continued, “Our distributable net investment income in the first quarter significantly exceeded the dividends paid to our shareholders, with our distributable net investment income exceeding the monthly dividends paid to our shareholders by 54% and the total dividends paid to our shareholders by 9%. This level of dividend coverage is after we increased the total dividends paid to our shareholders in the first quarter of 2024 by 20% when compared to the comparable period in the prior year. This strong performance allowed us to deliver significant value to our shareholders, while still conservatively retaining a meaningful portion of our income and growing our net asset value per share for the future benefit of our shareholders. In addition, our strong first quarter results and favorable outlook for the second quarter resulted in the declaration of an increase to our monthly dividends for the third quarter of 2024 and a $0.30 per share supplemental dividend to be paid in June 2024, representing our eleventh consecutive quarterly supplemental dividend, to go with the seven increases to our regular monthly dividends in the same time period. Additionally, with the continued support from our long-term lender relationships, and the benefits of our recent investment grade debt offering in January 2024, we continue to maintain very strong liquidity and a conservative leverage profile, which we believe is important in the current economic environment, and we remain excited about the current opportunities in both our lower middle market and private loan investment strategies.”

First Quarter 2024 Operating Results
The following table provides a summary of our operating results for the first quarter of 2024:

	Three Months Ended March 31,
	2024	2023	Change ($)	Change (%)
Interest income	$100,106	$93,392	$6,714	7%
Dividend income	22,791	24,222	(1,431)	(6)%
Fee income	8,709	2,640	6,069	230%
Total investment income	$131,606	$120,254	$11,352	9%

Net investment income	$89,807	$80,967	$8,840	11%
Net investment income per share	$1.05	$1.02	$0.03	3%

Distributable net investment income(1)	$94,372	$85,443	$8,929	10%
Distributable net investment income per share(1)	$1.11	$1.07	$0.04	4%

Net increase in net assets resulting from operations	$107,147	$79,592	$27,555	35%
Net increase in net assets resulting from operations per share	$1.26	$1.00	$0.26	26%
The $11.4 million increase in total investment income in the first quarter of 2024 from the comparable period of the prior year was principally attributable to (i) a $6.7 million increase in interest income, primarily due to an increase in interest rates on floating rate investment portfolio debt investments primarily resulting from increases in benchmark index rates and from higher average levels of income producing investment portfolio debt investments and (ii) a $6.1 million increase in fee income, primarily related to an increase in fees received from the refinancing and prepayment of debt investments and fees related to higher originations of portfolio investments, partially offset by a $1.4 million decrease in dividend income, primarily due to decreased dividend income from certain of our LMM portfolio companies. The $11.4 million increase in total investment income in the first quarter of 2024 included the impact of a net decrease of $1.8 million in certain income considered less consistent or non-recurring, including a $5.3 million decrease in dividend income, partially offset by a $3.5 million increase in income from accelerated prepayment, repricing and other activity related to portfolio debt investments, in both cases when compared to the same period in 2023.
Total cash expenses(3) increased $2.4 million, or 7.0%, to $37.2 million in the first quarter of 2024 from $34.8 million for the same period in 2023. This increase in total cash expenses was principally attributable to (i) a $1.8 million increase in interest expense, (ii) a $1.1 million increase in cash compensation expenses(3) and (iii) a $0.1 million increase in general and administrative expense, partially offset by a $0.6 million increase in expenses allocated to the External Investment Manager (defined below). The increase in interest expense is primarily related to (i) an increased weighted average interest rate on our debt obligations resulting from the addition of the March 2029 Notes and an increased average interest rate on our Credit Facilities (defined below) due to increases in benchmark index rates and (ii) increased average outstanding borrowings. The increase in cash compensation expenses(3) is primarily related to (i) increased incentive compensation accruals and

(ii) increased headcount to support our growing investment portfolio and asset management activities.
Non-cash compensation expenses(3) increased $0.1 million in the first quarter of 2024 from the comparable period of the prior year, primarily driven by an increase in deferred compensation expense.
Our Operating Expenses to Assets Ratio (which includes non-cash compensation expenses(3)) was 1.3% for both the first quarters of 2024 and 2023, on an annualized basis.
The $8.8 million increase in net investment income and the $8.9 million increase in distributable net investment income(1) in the first quarter of 2024 from the comparable period of the prior year were both principally attributable to the increase in total investment income, partially offset by increased expenses, each as discussed above. Net investment income and distributable net investment income(1) on a per share basis for the first quarter of 2024 increased by $0.03 per share and $0.04 per share, respectively, compared to the first quarter of 2023, to $1.05 per share and $1.11 per share, respectively. These increases include the impact of a 7.0% increase in the average shares outstanding compared to the first quarter of 2023 primarily due to shares issued since the beginning of the comparable period of the prior year through our (i) at-the-market (“ATM”) equity issuance program, (ii) dividend reinvestment plan and (iii) equity incentive plans. Net investment income and distributable net investment income(1) on a per share basis in the first quarter of 2024 included a net decrease of $0.03 per share resulting from a decrease in investment income considered less consistent or non-recurring in nature compared to the first quarter of 2023, as discussed above.
The $107.1 million net increase in net assets resulting from operations in the first quarter of 2024 represents a $27.6 million increase from the first quarter of 2023. This increase was primarily the result of (i) a $16.0 million decrease in net realized loss from investments resulting from a net realized loss of $12.4 million in the first quarter of 2024 compared to a net realized loss of $28.4 million in the first quarter of 2023, (ii) an $8.8 million increase in net investment income and (iii) a $5.5 million increase in net unrealized appreciation from portfolio investments (including the impact of accounting reversals relating to realized gains/income (losses)), partially offset by a $2.8 million increase in income tax provision. The $12.4 million net realized loss from investments for the first quarter of 2024 was primarily the result of (i) a $7.1 million realized loss on the full exit of an other portfolio investment, (ii) a $3.8 million realized loss on the full exit of a middle market investment, (iii) a $1.1 million realized loss on the restructure of a private loan investment and (iv) a realized loss of $0.9 million on the restructure of a middle market investment, partially offset by net realized gains of $0.5 million on other activity across the investment portfolio.

The following table provides a summary of the total net unrealized appreciation of $40.6 million for the first quarter of 2024:

	Three Months Ended March 31, 2024
	LMM (a)	Private Loan	Middle Market	Other		Total
	(dollars in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(0.4)	$0.2	$4.6	$6.8	(b)	$11.2
Net unrealized appreciation (depreciation) relating to portfolio investments	21.4	(2.5)	(0.1)	10.6	(c)	29.4
Total net unrealized appreciation (depreciation) relating to portfolio investments	$21.0	$(2.3)	$4.5	$17.4		$40.6
(a)LMM includes unrealized appreciation on 30 LMM portfolio investments and unrealized depreciation on 18 LMM portfolio investments.
(b)Includes the reversal of $6.7 million of prior unrealized depreciation related to the previously noted $7.1 million realized loss on the full exit of an other portfolio investment.
(c)Includes (i) $11.2 million of unrealized appreciation related to the External Investment Manager and (ii) $0.5 million of net unrealized appreciation related to the assets of the deferred compensation plan, partially offset by $1.1 million of net unrealized depreciation related to the other portfolio.
Liquidity and Capital Resources
As of March 31, 2024, we had aggregate liquidity of $1,217.0 million, including (i) $115.0 million in cash and cash equivalents and (ii) $1,102.0 million of aggregate unused capacity under our corporate revolving credit facility (our “Corporate Facility”) and our special purpose vehicle revolving credit facility (our “SPV Facility” and, together with our Corporate Facility, our “Credit Facilities”), which we maintain to support our investment and operating activities.
Several details regarding our capital structure as of March 31, 2024 are as follows:
•Our Corporate Facility included $995.0 million in total commitments from a diversified group of 18 participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $1.4 billion.
•$313.0 million in outstanding borrowings under our Corporate Facility, with an interest rate of 7.3% based on SOFR effective for the contractual reset date of April 1, 2024.
•Our SPV Facility included $430.0 million in total commitments from a diversified group of six participating lenders, plus an accordion feature that allows us to request an increase in the total commitments under the facility to up to $450.0 million.
•$10.0 million in outstanding borrowings under our SPV Facility, with an interest rate of 7.9% based on SOFR effective for the contractual reset date of April 1, 2024.
•$500.0 million of notes outstanding that bear interest at a rate of 3.00% per year (the “July 2026 Notes”). The July 2026 Notes mature on July 14, 2026 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.

•$450.0 million of notes outstanding that bear interest at a rate of 5.20% per year (the “May 2024 Notes”). The May 2024 Notes matured and were repaid on May 1, 2024.
•$350.0 million of the March 2029 Notes outstanding that bear interest rate at 6.95% per year. The March 2029 Notes mature on March 1, 2029 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•$286.2 million of outstanding Small Business Investment Company (“SBIC”) debentures through our wholly owned SBIC subsidiaries. These debentures, which are guaranteed by the U.S. Small Business Administration (the “SBA”), had a weighted-average annual fixed interest rate of 2.82% and mature ten years from original issuance. The first maturity related to our existing SBIC debentures occurs in the first quarter of 2027, and the weighted-average remaining duration was 5.4 years. Under our SBIC licenses and subject to the approval of the SBA, we maintain the capacity for $63.8 million of additional debentures up to the total of $350.0 million of SBIC debentures that are available to SBIC license holders under common control.
•$150.0 million of notes outstanding that bear interest at a weighted average rate of 7.74% per year (the “December 2025 Notes”). The December 2025 Notes mature on December 23, 2025 and may be redeemed in whole or in part at any time at our option subject to certain make-whole provisions.
•We maintain investment grade debt ratings from each of Fitch Ratings and S&P Global Ratings, both of which have assigned us investment grade corporate and credit ratings of BBB- with a stable outlook. Fitch affirmed their rating during the first quarter of 2024.
•Our net asset value totaled $2.5 billion, or $29.54 per share.

In May 2024, we repaid the entire $450.0 million principal amount of the issued and outstanding May 2024 Notes at par value plus the accrued unpaid interest. The repayment of the May 2024 Notes was funded through borrowings on our Credit Facilities.
Investment Portfolio Information as of March 31, 2024(4)
The following table provides a summary of the investments in our LMM portfolio, private loan portfolio and middle market portfolio as of March 31, 2024:

	As of March 31, 2024
	LMM (a)	Private Loan	Middle Market
	(dollars in millions)
Number of portfolio companies	81	88	22
Fair value	$2,361.5	$1,519.5	$238.6
Cost	$1,850.3	$1,538.3	$284.8
Debt investments as a % of portfolio (at cost)	72.5%	94.7%	91.0%
Equity investments as a % of portfolio (at cost)	27.5%	5.3%	9.0%
% of debt investments at cost secured by first priority lien	99.2%	99.9%	99.0%
Weighted-average annual effective yield	12.8%	12.8%	12.9%
Average EBITDA (c)	$8.7	$32.8	$61.1
(a)We had equity ownership in all of our LMM portfolio companies, and our average fully diluted equity ownership in those portfolio companies was 40%.

(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments at cost, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status.
(c)The average EBITDA is calculated using a simple average for the LMM portfolio and a weighted-average for the private loan and middle market portfolios. These calculations exclude certain portfolio companies, including four LMM portfolio companies, two private loan portfolio companies and one middle market company, as EBITDA is not a meaningful valuation metric for our investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate.
The fair value of our LMM portfolio company equity investments was 206% of the cost of such equity investments, and our LMM portfolio companies had a median net senior debt (senior interest-bearing debt through our debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of 3.0 to 1.0 and a median total EBITDA to senior interest expense ratio of 2.4 to 1.0. Including all debt that is junior in priority to our debt position, these median ratios were 3.0 to 1.0 and 2.4 to 1.0, respectively.(4) (5)
As of March 31, 2024, our investment portfolio also included:
•Other portfolio investments in 14 entities, collectively totaling $139.8 million in fair value and $141.2 million in cost basis, which comprised 3.1% and 3.6% of our investment portfolio at fair value and cost, respectively;
•Short-term portfolio investments in 11 entities, collectively totaling $103.4 million in fair value and $103.3 million in cost basis, which comprised 2.3% and 2.6% of our Investment Portfolio at fair value and cost, respectively; and
•Our investment in the External Investment Manager, with a fair value of $185.3 million and a cost basis of $29.5 million, which comprised 4.1% and 0.7% of our investment portfolio at fair value and cost, respectively.
As of March 31, 2024, non-accrual investments comprised 0.5% of the total investment portfolio at fair value and 2.0% at cost, and our total portfolio investments at fair value were 115% of the related cost basis.
External Investment Manager
MSC Adviser I, LLC is our wholly owned portfolio company and registered investment adviser that provides investment management services to external parties (the “External Investment Manager”). We share employees with the External Investment Manager and allocate costs related to such shared employees and other operating expenses to the External Investment Manager. The total contribution of the External Investment Manager to our net investment income consists of the combination of the expenses we allocate to the External Investment Manager and the dividend income we earn from the External Investment Manager. During the first quarter of 2024, the External Investment Manager earned $5.7 million of management fee income, an increase of $0.2 million from the first quarter of 2023, and incentive fees of $3.9 million, an increase of $0.6 million from the first quarter of 2023. In addition, we allocated $5.6 million of total expenses to the External Investment Manager, an increase of $0.6 million from the first quarter of 2023. The increase in management fee income was attributable to an increase in assets under management. The increase in incentive fees was attributable to the favorable performance and improved operating results from the assets managed for clients. The increase in expenses allocated to the External Investment Manager was primarily related to increased overall operating costs at Main Street, an increase in assets under management and the positive operating results from the assets managed for clients. The combination of the dividend income we earned from the External Investment Manager and expenses we allocated to it resulted in a total contribution to our net investment income of $8.6 million, representing an increase of $0.5 million from the first quarter of 2023.
We continue to execute our fund raising activities of limited partner commitments for our second private loan fund managed by the External Investment Manager and held a subsequent closing in February 2024. This fund is exclusively focused on investments in our private loan investment strategy and provides us an additional opportunity for continued growth of the benefits from the External Investment Manager.
The External Investment Manager ended the first quarter of 2024 with total assets under management of $1.5 billion.
First Quarter 2024 Financial Results Conference Call / Webcast
Main Street has scheduled a conference call for Friday, May 10, 2024 at 10:00 a.m. Eastern Time to discuss the first quarter 2024 financial results.
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street website at https://www.mainstcapital.com.
A telephonic replay of the conference call will be available through Friday, May 17, 2024 and may be accessed by dialing 201-612-7415 and using the passcode 13745533#. An audio archive of the conference call will also be available on the investor relations section of the company’s website at https://www.mainstcapital.com shortly after the call and will be accessible until the date of Main Street’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street’s First Quarter 2024 Investor Presentation to be posted on the investor relations section of the Main Street website at https://www.mainstcapital.com.
ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one-stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market portfolio companies are generally larger in size than its lower middle market portfolio companies.
Main Street, through its wholly owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.
FORWARD-LOOKING STATEMENTS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to Main Street’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to Main Street as of the date hereof and include statements regarding Main Street’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: Main Street’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which Main Street’s portfolio companies operate; the impacts of macroeconomic factors on Main Street and its portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, risk of recession, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact Main Street’s operations or the operations of its portfolio companies; the operating and financial performance of Main Street’s portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$51,119	$48,862
Affiliate investments	17,728	17,456
Non‑Control/Non‑Affiliate investments	62,759	53,936
Total investment income	131,606	120,254
EXPENSES:
Interest	(26,776)	(24,997)
Compensation	(12,259)	(11,111)
General and administrative	(4,220)	(4,077)
Share‑based compensation	(4,103)	(4,100)
Expenses allocated to the External Investment Manager	5,559	4,998
Total expenses	(41,799)	(39,287)
NET INVESTMENT INCOME	89,807	80,967
NET REALIZED GAIN (LOSS):
Control investments	10	(2,966)
Affiliate investments	(7,110)	(26,264)
Non‑Control/Non‑Affiliate investments	(5,267)	851
Total net realized loss	(12,367)	(28,379)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	32,070	17,161
Affiliate investments	5,925	33,141
Non‑Control/Non‑Affiliate investments	2,652	(15,184)
Total net unrealized appreciation	40,647	35,118
INCOME TAXES:
Federal and state income, excise and other taxes	(2,131)	(1,737)
Deferred taxes	(8,809)	(6,377)
Income tax provision	(10,940)	(8,114)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$107,147	$79,592
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$1.05	$1.02
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$1.26	$1.00
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	85,138,530	79,552,200

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets
(in thousands, except per share amounts)

ASSETS
Investments at fair value:
Control investments	$2,051,212	$2,006,698
Affiliate investments	665,949	615,002
Non‑Control/Non‑Affiliate investments	1,830,866	1,664,571
Total investments	4,548,027	4,286,271
Cash and cash equivalents	114,984	60,083
Interest and dividend receivable and other assets	88,236	89,337
Receivable for securities sold	212	—
Deferred financing costs, net	7,359	7,879
Total assets	$4,758,818	$4,443,570
LIABILITIES
Credit Facilities	$323,000	$360,000
July 2026 Notes (par: $500,000 as of both March 31, 2024 and December 31, 2023)	498,794	498,136
May 2024 Notes (par: $450,000 as of both March 31, 2024 and December 31, 2023)	450,045	450,182
March 2029 Notes (par: $350,000 as of March 31, 2024)	346,469	—
SBIC debentures (par: $286,200 and $350,000 as of March 31, 2024 and December 31, 2023, respectively)	281,013	344,535
December 2025 Notes (par: $150,000 as of both March 31, 2024 and December 31, 2023)	149,094	148,965
Accounts payable and other liabilities	76,342	62,576
Interest payable	24,818	17,025
Dividend payable	20,606	20,368
Deferred tax liability, net	72,667	63,858
Total liabilities	2,242,848	1,966,171

NET ASSETS
Common stock	851	848
Additional paid‑in capital	2,289,042	2,270,549
Total undistributed earnings	226,077	206,002
Total net assets	2,515,970	2,477,399
Total liabilities and net assets	$4,758,818	$4,443,570
NET ASSET VALUE PER SHARE	$29.54	$29.20

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income,
Total Cash Expenses, Non-Cash Compensation Expenses
and Cash Compensation Expenses
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Net investment income	$89,807	$80,967
Non-cash compensation expenses(3)	4,565	4,476
Distributable net investment income(1)	$94,372	$85,443

Per share amounts:
Net investment income per share -
Basic and diluted	$1.05	$1.02
Distributable net investment income per share -
Basic and diluted(1)	$1.11	$1.07

	Three Months Ended
	March 31,
	2024	2023
Share‑based compensation	$(4,103)	$(4,100)
Deferred compensation expense	(462)	(376)
Total non-cash compensation expenses(3)	(4,565)	(4,476)

Total expenses	(41,799)	(39,287)
Less non-cash compensation expenses(3)	4,565	4,476
Total cash expenses(3)	$(37,234)	$(34,811)

Compensation	$(12,259)	$(11,111)
Share-based compensation	(4,103)	(4,100)
Total compensation expenses	(16,362)	(15,211)
Non-cash compensation expenses(3)	4,565	4,476
Total cash compensation expenses(3)	$(11,797)	$(10,735)

MAIN STREET CAPITAL CORPORATION
Endnotes

(1) Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expenses(3). Main Street believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses(3) do not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of net investment income in accordance with U.S. GAAP to distributable net investment income is detailed in the financial tables included with this press release.

(2) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets for the three month and trailing twelve-month periods ended March 31, 2024.

(3) Non-cash compensation expenses consist of (i) share-based compensation and (ii) deferred compensation expense or benefit, both of which are non-cash in nature. Share-based compensation does not require settlement in cash. Deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. The appreciation (depreciation) in the fair value of deferred compensation plan assets is reflected in Main Street’s Consolidated Statements of Operations as unrealized appreciation (depreciation) and an increase (decrease) in compensation expenses, respectively. Cash compensation expenses are total compensation expenses as determined in accordance with U.S. GAAP, less non-cash compensation expenses. Total cash expenses are total expenses, as determined in accordance with U.S. GAAP, excluding non-cash compensation expenses. Main Street believes presenting cash compensation expenses, non-cash compensation expenses and total cash expenses is useful and appropriate supplemental disclosure for analyzing its financial performance since non-cash compensation expenses do not result in a net cash impact to Main Street upon settlement. However, cash compensation expenses, non-cash compensation expenses and total cash expenses are non-U.S. GAAP measures and should not be considered as a replacement for compensation expenses, total expenses or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. A reconciliation of compensation expenses and total expenses in accordance with U.S. GAAP to cash compensation expenses, non-cash compensation expenses and total cash expenses is detailed in the financial tables included with this press release.

(4) Portfolio company financial information has not been independently verified by Main Street.

(5) These credit statistics exclude portfolio companies on non-accrual or for which EBITDA is not a meaningful metric.